Exhibit 4.1

A CANADA BUSINESS CORPORATIONS ACT COMPANY DARD LITHIU NUMBER SHARES OFULLY PAID AND NON-ASSESSABLE COMMON SHARES/STANDARD STANDARD LITHII GC5868466 010 * OFULLY PAID AND NON-ASSESSABLE COMMOI/SWRE^S STAN So. ^ STANDARD’ 0 * #FULLY pAID AND NON—ASSESSABLE/COMMW SRARI HUM LTD. * 6061010 ^ OFULLY PAID AND NON-ASSESSABLE CDflMO^S] k^^ITHIUM Wltfi 8466 * CA8536061010 * OFULLY PAID AND RON-ASSESSABL^S Cl GC5868466 * CA8536061010 * OFULLY PAID AND NON-ASSBS IMEN * GC5868466 * CA8536061010 * OFULLiY PAIDUND No\l-A: ^ SPECIMEN * GC5868466 * CA8536061010 AOFULLY\PAID ARD M LTD. * SPECIMEN ^ GC5868466 ^ CA853606l\)loV OFULLY. P/ ^ SPECIMEN ^ GC5868466 ^ CA8536061010 ^ OFULLY PAID AND NON-ASSESSABLE COMM ISIN: CA8536061010 ON SHARES STANDARD HIT^IIMJ-TXLJLSTMI^RD LITHIUM LTD. * SPECIMEN * GC5868 466 * CA8536061010“ 17FU2’C[:ROND^^,-ASSESSABLE COMMON SHARES STANDARD CUSIP: 853606101 LITHIUM LTD. * STANDARD LITHIUM LTD. * SPECIMEN * GC5868466 * CA8536061010 * OFULLY PAID AND NON-ASSESSABLE COMMON SHARES STANDARD LITHIUM LTD. * STAN FULLY PAID AND NON ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF STANDARD LITHIUM LTD. in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile of its duly authorized officers at Vancouver, British Columbia. DATED: JANUARY Countersigned and Regime] TSX Trust Company Transfer Agent and Regil| American Stock Transfei ^cutive Officer Company, EEC Co-Trans and Registrar anancial Offici AUTHORi: esented by this certificate are transferable at the offices of TSX Trust Company Vancoi TTfamStockH^raliHerSTrust Company, EEC, Brooklyn, NY. SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO BUSINESS FORMS 5868466

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Print name(s) of person(s) to whom the securities are being transferred and the address for the register) shares (number of shares if blank, deemed to be all) of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints_______________________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter: Dated ____________________ Signature Guarantee(s) * Transferor(s) Signature(s)* (tfie transfer cannot be processed without acceptable guarantees of all signatures) *For transfers signed by the registered holder(s), their signatures(s) must correspond with the name(s) on the certificate in every particular, without changes. In Canada and the US: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”. In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”. Outside Canada and the US: holders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must over-guarantee the guarantee provided by the local financial institution.